UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 27, 2007

Date of Report (Date of earliest event reported)

EASTBRIDGE INVESTMENT GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Arizona

(State or other jurisdiction)

0-52282

(Commission File Number)

86-1032927

(I.R.S. Employee Identification No.)

2101 East Broadway Street, Unit 30, Tempe, Arizona 85282

(Address of principal executive offices)

(480) 966 2020

(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year,

if changed since last report)

Item 1.01                     Entry into a Material Definitive Agreement

Listing and Consultant Agreement

Effective September 27, 2007, the Board of Directors of EastBridge Investment Group Corporation. ("Company") approved the signing of a listing and consultant agreement ("Agreement") between AREM Wine Pty, Ltd. (“AREM”), a company registered in Australia and the Company. Under the agreement, the Company agrees to assist AREM with listing as a public company in the United States and expansion of its business operations in Asian territories. The Company agrees to pay for certain legal, auditing, IR/PR, and advisory costs in conjunction with the listing process. The Company will receive $700,000 (USD) in separate installment payments as consideration for its services.

Item 9.01.                    Financial Statements and Exhibits

Exhibits

10.6

10.8

Listing and Consultant Agreement between AREM Wine Pty, Ltd. and the Company. (signed on 09-27-2007)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTBRIDGE INVESTMENT GROUP CORPORATION

/s/ Keith Wong

Keith Wong, Chief Executive Officer

October 1, 2007